UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Applied Energetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14015	77-0262908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (520) 628-7415

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 8, 2018, Applied Energetics, Inc. (the “Company”) received the written consents (the “Written Consents”) of the Company’s stockholders representing more than 58% of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), approving the following stockholder proposals (the “Stockholder Proposals”):

1.
Approval of the following resolution: RESOLVED, that any provision of the Amended and Restated By-Laws (the “Bylaws”) of the Company in effect as of immediately prior to the adoption of this resolution that was not included in the Bylaws filed by the Company with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Quarterly Report on Form 10-Q on August 9, 2007 (the last date of reported changes to the Bylaws) (other than any amendment to the Bylaws adopted by the stockholders of the Company), be and is hereby repealed;
2.
The removal, with cause, of George P. Farley from the Company’s Board of Directors (the “Board”);
3.
The election of Bradford T. Adamczyk to serve as a director on the Board for a term of three years and until his successor is duly elected and qualified; and
4.
The election of Jonathan R. Barcklow to serve as a director on the Board for a term of two years and Thomas C. Dearmin to serve as a director on the Board for a term of one year and, in each case, until their respective successors are duly elected and qualified.

The Stockholder Proposals became effective on March 8, 2018.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Removal of Director

Pursuant to the Stockholder Proposals, the Company’s stockholders removed, with cause, George P. Farley from the Board effective March 8, 2018. At the time of his removal, Mr. Farley served as the Chair of the Audit Committee and as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee.

The reasons for Mr. Farley’s removal by the stockholders are described in the Definitive Consent Statement filed by certain stockholders of the Company with the SEC on February 2, 2018.

Mr. Farley previously expressed his views with respect to the proposal to remove him from office in a Current Report on Form 8-K filed by the Company with the SEC on February 28, 2018.

Election of Directors

Pursuant to the Stockholder Proposals, effective March 8, 2018, the Company’s stockholders elected Bradford T. Adamczyk to serve as a director on the Board for a term of three years and until his successor is duly elected and qualified. Additionally, Mr. Adamczyk’s election to the Board and his fixing the size of the Board at three directors and filling the resulting vacancies by appointing Jonathan R. Barcklow and Thomas C. Dearmin, who were also elected to serve as directors by the stockholders, made effective Mr. Barcklow’s election to the Board for a term of two years and Mr. Dearmin’s election to the Board for a term of one year, and, in each case, until their respective successors are duly elected and qualified.

None of Mr. Adamczyk, Mr. Barcklow or Mr. Dearmin (collectively, the “New Directors”) is party to any transactions reportable under Item 404(a) of Regulation S-K. There are no understandings or arrangements between any of the New Directors and any other persons pursuant to which any of them were appointed as a member of the Board.

The Company expects to announce committee appointments for each of the New Directors at a later time.

Removal of Executive Officer

On March 8, 2018, the Board removed Mr. Farley as the Company’s Chief Executive Officer and Principal Financial Officer.

Appointment of Executive Officer

On March 8, 2018, the Board appointed Mr. Dearmin, age 60, as Acting Chief Executive Officer.

Mr. Dearmin served as the Company’s President, Chief Executive Officer, Chief Financial Officer and director from 2004 to 2006. In August 2006, he resigned his officer positions but served as Vice Chairman until February 18, 2007 and remained a director until May 11, 2007. Mr. Dearmin left the Company in 2007.

Mr. Dearmin has over 30 years of experience in compound semi-conductor opto-electronic technology. Since January 2012, Mr. Dearmin has served as the President and Chief Executive Officer of SCS Energy Solutions, a provider of solar energy, LED lighting and energy storage solutions to commercial customers. Mr. Dearmin is experienced in, among other things, novel laser and compound semi-conductor technology, which is the foundation of various LED and SSD technologies. He has experience in establishing and operating compound semi-conductor manufacturing plants. Mr. Dearmin’s qualifications as a director include his experience serving as a chief or senior executive officer of technology companies, his familiarity with the Company and its technologies through his previous positions at the Company and Ionatron, Inc. and his knowledge of the defense industry.

There is no arrangement or understanding between Mr. Dearmin and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Dearmin and any director or executive officer of the Company, and Mr. Dearmin is not a party to any transactions reportable under Item 404(a) of Regulation S-K.

Mr. Dearmin will not receive any compensation at this time related to his role as Acting Chief Executive Officer.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 8, 2018, the Written Consents constituting 58% of the Common Stock were delivered to the Company in accordance with Section 228 of the DGCL, pursuant to which the Stockholder Proposals were approved and became effective as described in this Current Report on Form 8-K. The results of the Stockholder Proposals are set forth below:

Proposal 1: Approval of the following resolution: RESOLVED, that any provision of the Bylaws in effect as of immediately prior to the adoption of this resolution that was not included in the Bylaws filed by the Company with the SEC as an exhibit to its Quarterly Report on Form 10-Q on August 9, 2007 (the last date of reported changes to the Bylaws) (other than any amendment to the Bylaws adopted by the stockholders of the Company), be and is hereby repealed.

Consent	Withhold	Abstain
87,418,771	5,103,095	30,000

Proposal 2: The removal, with cause, of George P. Farley as a director and any other person or persons, other than those elected by the stockholders acting by this written consent, elected or appointed to the Board since October 31, 2017 and immediately prior to the effectiveness of this proposal.

Consent	Withhold	Abstain
87,378,771	5,143,095	30,000

Proposal 3: The election of Bradford T. Adamczyk to serve a term of three years (or such shorter term as required by Delaware law) and until his successor is duly elected and qualified.

Consent	Withhold/Abstain
87,366,471	82,300

Proposal 4: The election of Jonathan R. Barcklow, to serve a term of two years and until his successor is duly elected and qualified, and Thomas C. Dearmin, to serve a term of one year and until his successor is duly elected and qualified, with such elections to be effective immediately after Proposal 3 has been approved and Mr. Adamczyk has fixed the size of the Board.

	Consent	Withhold/Abstain
Jonathan R. Barcklow	87,266,471	222,300
Thomas C. Dearmin	87,318,771	170,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED ENERGETICS, INC.

DATE: March 9, 2018	By:	/s/ Thomas C. Dearmin
Thomas C. Dearmin
Acting Chief Executive Officer

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